                                                Filed pursuant to Rule 424(b)(5)
                                                              Reg. No. 333-33814

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 12, 2000
                                 $500,000,000
[LOGO] M&I(R)
                         Marshall & Ilsley Corporation
                                 MiNotes/SM /
            With Maturities of 9 Months or More from Date of Issue
                               -----------------
   We plan to offer and sell, from time to time, notes with various terms, which may include the following:
    . maturity of 9 months or more from the date of issue, . interest at a fixed rate, . interest payment dates at monthly, quarterly, semi-annual or annual intervals,
    .  book-entry form (through The Depository Trust Company),
    . redemption and/or repayment provisions, if applicable, whether mandatory, at our option or the option of the holder, and
    .  minimum denominations of $1,000 or integral multiples of $1,000.

   We will specify the final terms of each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement. You should read this prospectus supplement, the accompanying prospectus and the pricing supplement carefully before you invest.
                               -----------------
   We may sell notes to the agents who may purchase the notes as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable best efforts on our behalf. If we sell all of the notes, we expect to receive aggregate proceeds of between $498,000,000 and $487,500,000, after paying the agents' discounts and commissions of between $2,000,000 and $12,500,000. The agents' discounts and commissions may exceed these amounts with respect to sales of notes with stated maturities in excess of 30 years. We may also sell notes directly on our own behalf without the assistance of the agents.

   You must pay for the notes by delivering the purchase price to an agent, unless you make other payment arrangements.

   The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity at any time. We do not intend to list the notes on any stock exchange or have the notes quoted on NASDAQ.
                               -----------------
   Our notes are unsecured and are not savings accounts, deposits or other obligations of a bank. Our notes are not guaranteed by M&I Marshall & Ilsley Bank or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve risks, including the possible loss of all or a portion of their principal. Potential purchasers of the notes should also consider the information set forth in "Risk Factors" on page S-5.
                               -----------------
   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                       Purchasing Agent and Lead Manager

                           A.G. Edwards & Sons, Inc.
                                    Agents
Robert W. Baird & Co.
                             Prudential Securities
                                                           UBS PaineWebber Inc.
                               -----------------
                                  May 3, 2002

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   You should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. Unless the context requires otherwise, references in the prospectus supplement to "M&I," "we," "us" and "our" refer to Marshall & Ilsley Corporation.

Issuer......................  Marshall & Ilsley Corporation

Title.......................  MiNotes/SM/, which we refer to as the notes or our notes.

Amount......................  We may issue up to $500,000,000 aggregate principal amount of our notes in connection with this prospectus supplement. There are no limitations on our ability to issue additional indebtedness in the form of MiNotes/SM/ or other indebtedness.

Denomination................  We will issue and sell our notes in denominations of $1,000 and integral multiples of $1,000.

Status......................  The notes will be our direct unsecured obligations. Each pricing supplement will state whether the notes are senior or subordinated debt. Senior notes rank equally with our other unsecured senior debt and subordinated notes rank equally with our other unsecured subordinated debt and rank junior in right of payment to our senior debt.

                              Although we are a bank holding company, the notes are not savings accounts or deposits in our banking subsidiaries and are not insured or guaranteed by the FDIC or any other government agency.

Holders of Subordinated
  Notes Have Limited Rights.  Payment of principal of our subordinated notes may not be accelerated if there is a default in the payment of principal or any premium or interest or the performance of any of our other subordinated indenture covenants.

Maturities..................  The notes will mature nine months or more from the date of issue, as specified in the applicable pricing supplement.

Interest....................  . Each note will bear interest from the issue date at a fixed rate.

                              . We will pay interest on each note on either
                                monthly, quarterly, semi-annual or annual interest payment dates and at maturity. Interest will also be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to maturity.

                              . Unless otherwise specified in the applicable
                                pricing supplement, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Principal...................  The principal amount of the notes will be payable on the maturity date of such notes at the corporate trust office of the trustee or at any other place we may designate.

Redemption and Repayment....  Unless otherwise provided in the applicable pricing supplement:

                              . the notes may not be redeemed by us or repaid
                                at the option of the holder prior to maturity;
                                and

                              . the notes are unsecured and will not be subject
                                to any sinking fund.

Survivor's Option...........  Some notes may contain a provision permitting the optional redemption of those notes prior to maturity upon the death of the holder provided the notes have been outstanding for at least 12 months. Your notes may not be redeemed unless that right is specified in the pricing supplement for your notes. We call this right the "survivor's option." The right to exercise the survivor's option is subject to limits set by us on the permitted dollar amount of total exercises by holders, individually and in the aggregate, of notes in any calendar year. Additional details of this right are described under "Description of Notes --Repayment Upon Death."

Form of Notes...............  The notes will be represented by global securities deposited with or on behalf of the depositary, The Depository Trust Company, and registered in the name of the depositary's nominee. The notes will be issued in book-entry form only, and notes represented by global securities will be exchangeable for certificated notes only in limited circumstances. See "Description of Notes -- Book-Entry System."

Trustee.....................  The trustee for the senior and subordinated notes is JPMorgan Chase Bank.

Purchasing Agent and Lead
  Manager...................  A.G. Edwards & Sons, Inc.

Other Agents................  Robert W. Baird & Co. Incorporated
                              Prudential Securities Incorporated
                              UBS PaineWebber Inc.

                              We may appoint additional agents that are reasonably acceptable to the purchasing agent.

Selling Group...............  The agents and dealers comprising the selling group are broker-dealers and securities firms. The agents, including the purchasing agent, have entered into a selling agent agreement with us dated May 3, 2002. Dealers who are members of the selling group have executed a selected dealer agreement with the purchasing agent. The agents and dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations.

           ABOUT THIS PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS

   This prospectus supplement sets forth certain terms of the notes that we may offer and supplements the prospectus which is part of a registration statement (Registration No. 333-33814) filed with the Securities and Exchange Commission, or the SEC. The prospectus contained in that registration statement is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from the information in that prospectus.

   The SEC allows us to "incorporate by reference" information we file with the registration statement, which means that:

    . we can disclose important information to you by referring to those documents;

    . the information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus; and

    . information that we file later with the SEC will automatically update and supercede the information in this prospectus supplement, the prospectus and any information that was previously incorporated in this supplement and the prospectus.

   We incorporate by reference our annual report on Form 10-K for the year ended December 31, 2001. We also incorporate by reference each of the following future filings that we will make with the SEC until we terminate our offering of the notes:

    . annual, quarterly and special reports filed under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act; and

    . proxy materials filed under Section 14 of the Exchange Act in connection with subsequent shareholders' meetings.

   We file annual, quarterly and special reports and proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC website at http://www.sec.gov or on our website at http://www.micorp.com. Information contained on our website shall not be deemed to be a part of this prospectus supplement and the accompanying prospectus. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. You may also inspect our SEC filings at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing to or calling us at:

      Secretary
      Marshall & Ilsley Corporation
      770 North Water Street
      Milwaukee, Wisconsin 53202
      (414) 765-7801

   Each time we offer notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent it contains information that is different from the information contained in this prospectus supplement and the accompanying prospectus.

   It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement, including the information in documents incorporated by reference, in making your investment decision.

   You should rely only on the information provided in this prospectus supplement, the accompanying prospectus and the pricing supplement, including the information incorporated by reference. Neither we, nor any dealers or agents, have authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any pricing supplement is accurate at any date other than the date indicated on their cover pages.

                                 RISK FACTORS

   Your investment in the notes will involve a number of risks. This prospectus supplement and the accompanying prospectus do not describe all of these risks. In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you.

Redemption--If your notes are redeemable, we may choose to redeem them when prevailing interest rates are relatively low.

   If your notes are redeemable, we may choose to redeem your notes from time to time. Prevailing interest rates at the time we redeem your notes would likely be lower than the rate borne by the notes as of their original issue date. In the event that prevailing interest rates are relatively low when we elect to redeem notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the redemption date approaches.

Uncertain Trading Market--We cannot assure you that a trading market for your notes will ever develop or be maintained.

   We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market and market value of your notes. These factors include, among others:

    .  the method of calculating the principal and interest for the notes;

    .  the time remaining to the maturity of the notes;

    .  the outstanding amount of the notes;

    .  market rates of interest higher than the rates borne by the notes;

    .  the redemption or repayment features of the notes; and

    .  the level, direction and volatility of interest rates generally.

   There may be a limited number of buyers when you decide to sell your notes, which may affect the price you receive for your notes or your ability to sell your notes at all.

Subordinated notes have limited acceleration rights.

   The holders of senior notes may declare those notes in default and accelerate the due date of those notes if an event of default shall occur and be continuing. Acceleration of the senior notes may adversely impact the ability of M&I to pay obligations on subordinated notes.

   Holders of subordinated notes do not have the right to declare those notes in default and may accelerate payment of indebtedness only upon our bankruptcy.

                         MARSHALL & ILSLEY CORPORATION

   We are a bank holding company. Our principal assets are the stock of our bank and nonbank subsidiaries. Our subsidiaries include four commercial banks, one federal savings bank and a number of companies engaged in businesses closely-related or incidental to banking. Our bank subsidiaries provide a full-range of banking services to individuals, businesses and governments throughout Wisconsin, and in the Phoenix and Tucson, Arizona metropolitan areas, Las Vegas, Nevada, Naples, Florida and the Minneapolis/St. Paul, Minnesota metropolitan area. These subsidiaries offer retail, institutional, international, business and correspondent banking, investment and trust services through the operation of 215 offices in Wisconsin, 25 offices in Arizona, 12 offices in Minnesota, one office in Florida and one office in Nevada. Our nonbank subsidiary Metavante Corporation is a major supplier of financial and data processing services and software to banking, financial and related organizations.

   As of December 31, 2001, we had consolidated total assets of approximately $27.3 billion and consolidated total deposits of approximately $16.5 billion, making us the largest bank holding company headquartered in Wisconsin. Our principal executive offices are located at 770 North Water Street, Milwaukee, Wisconsin 53202. Our telephone number is (414) 765-7801.

                      RATIO OF EARNINGS TO FIXED CHARGES

   Our consolidated ratio of earnings to fixed charges for each of the years in the five year period ended December 31, 2001 and for the three months ended March 31, 2002 are as follows:

                            Year Ended December 31,
                         ------------------------------
                          2001  2000  1999  1998  1997
                          ----  ----  ----  ----  ----
                         Excluding interest on deposits
                         2.56   2.46  3.38  3.25  3.21
                         Including interest on deposits
                         1.56   1.43  1.65  1.60  1.61

   Fixed charges, excluding interest on deposits, consist of interest expense and one-third of rental expense for all operating leases (the amount deemed representative of the interest factor). Fixed charges, including interest on deposits, consist of interest expense, one-third of rental expense and interest on deposits.

                             DESCRIPTION OF NOTES

   The senior notes will be issued under an indenture for senior securities dated as of November 15, 1985, as supplemented by the First Supplemental Indenture dated as of May 31, 1990, the Second Supplemental Indenture dated as of July 15, 1993, and as further supplemented from time to time, which we refer to as the senior indenture. The subordinated notes will be issued under an indenture for subordinated securities dated as of July 15, 1993, and as further supplemented from time to time, which we refer to as the subordinated indenture. We refer to the senior indenture and subordinated indenture together as the indentures. JPMorgan Chase Bank is currently the trustee for both indentures. JPMorgan Chase Bank also serves as authenticating, issuing and paying agent.

   The notes we are offering by this prospectus supplement constitute a series of debt securities for purposes of the indentures. The senior notes will rank equally in all respects with all debt securities issued under the senior indenture. The subordinated notes will rank equally in all respects with all debt securities issued under the subordinated indenture and junior to all debt securities issued under the senior indenture. For a further description of the indentures and the rights of the holders of debt securities under the indentures, including the notes, see "Description of Debt Securities" in the accompanying prospectus.

   The following description of the terms and conditions of the notes supplements, and to the extent inconsistent with replaces, the description of the general terms of the debt securities described in the accompanying prospectus. The terms and conditions described in this section will apply to each note unless the applicable pricing supplement states otherwise. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including the definition of certain terms.

General

   The notes will be unsecured obligations of M&I. The notes will either be senior notes, ranking equally with all of our other unsecured senior debt, or subordinated notes, ranking equally with all of our other unsecured subordinated debt and junior in right of payment to all of our senior debt. We will issue the notes only in the form of one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC, as depositary, except as specified in "Book-Entry System." DTC will hold the global securities through its nominee, Cede & Co., and DTC (through
Cede) will be considered the holder of the notes. When you buy a note, you will be the beneficial owner of an interest in a global security held for you through your broker as a direct or indirect participant in DTC. When we refer in this prospectus supplement to a "beneficial owner," we are referring to you. For more information on global securities, DTC and how your ownership interest in the notes you purchase is reflected, see "--Book-Entry System."

   We may offer from time to time up to $500,000,000 aggregate principal amount of notes on terms determined at the time of sale. The minimum denomination of the notes will be $1,000 and integral multiples of $1,000. The notes will be offered on a continuous basis and the notes will mature nine months or more from the date of issue, as recommended by the purchasing agent and agreed to by us.

   The notes may be issued as original issue discount notes. An original issue discount note is a note that is issued at more than a minimal discount from the principal amount payable at maturity. Upon redemption, repayment or acceleration of the maturity of an original issue discount note, normally an amount less than its principal amount will be payable. For additional information regarding payments upon acceleration of the maturity of an original issue discount note and the United States federal income tax consequences of original issue discount notes, see "--Payment of Principal and Interest" and "Certain United States Federal Income Tax Consequences--United States Holders--Original Issue Discount." Original issue discount notes will be treated as original issue discount securities for purposes of the indentures.

   The notes may be registered for transfer or exchange at the principal office of the Corporate Trust Department of JPMorgan Chase Bank, the trustee under the indenture, in The City of New York. The transfer or exchange of global securities will be effected as specified in "--Book-Entry System."

   The indentures do not limit our ability to incur debt. In addition, the indentures do not contain any provision that would protect holders of the notes in the event of a highly leveraged or other transaction that may adversely affect our creditworthiness.

   As used in this prospectus supplement, business day means, with respect to any note, any day, other than a Saturday or Sunday, that is not a day on which banks and trust companies are authorized or obligated by law to close in The City of New York or such other place where the notes are payable.

Payment of Principal and Interest

   We will pay principal, premium, if any, and interest on the notes in immediately available funds to DTC. Beneficial owners will receive payment as described under "--Book-Entry System."

   Unless the applicable pricing supplement states otherwise, if we:

    . redeem any original issue discount note as described under "Redemption and Repurchase,"

    . repay any original issue discount note at the option of the holder as described under "Repayment at Option of Holder" and "Repayment Upon Death," or

    . if the principal of any original issue discount note is declared to be due and payable immediately as described in the accompanying prospectus under "Description of Debt Securities--Events of Default,"

the amount of principal due and payable with respect to the original issue discount note shall be limited to the sum of:

    . the aggregate principal amount of such note multiplied by the issue price, expressed as a percentage of the aggregate principal amount, plus

    . the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable.

   This accrual will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of redemption, repayment or declaration, as applicable.

   Each note will bear interest from and including the date of issue, or in the case of notes issued upon registration of transfer or exchange from and including the most recent interest payment date to which interest on such note has been paid or duly provided for. Interest will be payable at the fixed rate per year stated in such note and in the applicable pricing supplement until the principal of such note is paid or made available for payment. Interest will be payable on each interest payment date and at maturity. Interest will be payable to the person in whose name a note is registered at the close of business on the regular record date next preceding each interest payment date; provided, however, that interest payable at maturity or upon redemption, repayment or declaration will be payable to the person to whom principal is payable. The first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner of such note on such next succeeding regular record date. If the interest payment date or the maturity for any note falls on a day that is not a business day, the payment of principal and interest may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from such interest payment date or maturity, as the case may be. Unless the applicable pricing supplement states otherwise, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

   The interest payment dates for a note will be as follows:

Interest Payments   Interest Payment Dates

Monthly...........  Fifteenth day of each calendar month, commencing in the first succeeding calendar month following the month in which the note is issued.

Quarterly.........  Fifteenth day of every third month, commencing in the third succeeding calendar month following the month in which the note is issued.

Semi-annual
                    Fifteenth day of every sixth month, commencing in the sixth succeeding calendar month following the month in which the note is issued.

Annual
                    Fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the note is issued.

   The regular record date with respect to any interest payment date will be the date 15 calendar days prior to such interest payment date, whether or not such date is a business day. If interest is payable on a day which is not a business day, payment will be postponed to the next business day and no additional interest will accrue as a result of such delayed payment.

Redemption and Repurchase

   Unless the applicable pricing supplement states otherwise, we may not redeem the notes prior to maturity. The notes will not be subject to any sinking fund. If, however, the applicable pricing supplement provides that we may redeem the notes prior to maturity, it will also specify the redemption dates and prices. If applicable, notes may be redeemed in whole or in part from time to time upon not less than 30 nor more than 60 days' notice to DTC as the holder of the notes on such date or dates specified in the pricing supplement.

   We may at any time purchase notes at any price in the open market or otherwise. Notes we purchase may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Repayment at Option of Holder

   Unless the applicable pricing supplement states otherwise, notes will not be repayable at the option of the holder. If the applicable pricing supplement provides that the notes will be repayable at the option of the holder, it will also specify the repayment dates and prices.

   In order for a note to be repaid, the trustee must receive, at the principal office of the Corporate Trust Department of the trustee at least 30 but not more than 60 days' notice of the holder's exercise of its repayment option. Once this notice is delivered, the holder may not revoke its exercise of the repayment option. A holder may exercise the repayment option for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repayment is an authorized denomination.

   DTC or its nominee will be the holder of global securities and therefore will be the only entity that can exercise a right to repayment, if any. To ensure that DTC or its nominee will timely exercise such right to repayment, you must instruct the broker or other direct or indirect participant through which you hold your beneficial interest in a global security to notify DTC of your desire to exercise a right to repayment. Because different firms have different cut-off times for accepting instructions from their customers, you should consult the broker or other direct or indirect participant through which you hold your interest in a global security to determine the cut-off time by which an instruction must be given in order for timely notice to be delivered to DTC.

Repayment Upon Death

   If the pricing supplement relating to a note so states, the holder of the note will have the right to require us to repay a note prior to its maturity date upon the death of the beneficial owner of the note as described below. We call this right the "survivor's option."

   Upon exercise of the survivor's option, we will, at our option, either repay or purchase any note properly delivered for repayment by or on behalf of the person that has authority to act on behalf of the deceased beneficial owner of the note at a price equal to the sum of:

    .  100% of the principal amount of such note, and

    . accrued and unpaid interest, if any, to the date of such repayment, subject to the following limitations.

   The survivor's option may not be exercised until at least 12 months following the date of original issue of the applicable notes. In addition, we may limit the aggregate principal amount of notes as to which the survivor's option may be exercised as follows:

    . In any calendar year, we may limit the aggregate principal amount to the greater of 1% of the outstanding aggregate principal amount of the notes as of December 31 of the most recently completed year or $1,000,000. We call this limitation the "annual limitation."

    . For any individual deceased beneficial owner of notes, we may limit the aggregate principal amount to $200,000 for any calendar year. We call this limitation the "individual limitation."

   We will not make principal repayments pursuant to the exercise of the survivor's option in amounts that are less than $1,000. If the limitations described above would result in the partial repayment of any note, the principal amount of the note remaining outstanding after repayment must be at least $1,000.

   Each note delivered pursuant to a valid exercise of the survivor's option will be accepted promptly in the order all such notes are delivered, unless the acceptance of that note would contravene the annual limitation or the individual limitation. If, as of the end of any calendar year, the aggregate principal amount of notes that have been accepted pursuant to exercise of the survivor's option during that year has not exceeded the annual limitation for that year, any notes not accepted during that calendar year because of the individual limitation will be accepted in the order all such notes were delivered, to the extent that any such acceptance would not trigger the annual limitation for such calendar year.

   Any note accepted for repayment pursuant to exercise of the survivor's option will be repaid no later than the first January 15 or July 15 to occur at least 20 calendar days after the date of acceptance. If that date is not a business day, payment will be made on the next succeeding business day. For example, if the acceptance date for notes delivered pursuant to the survivor's option was April 1, 2003, we would be obligated to repay those notes by July 15, 2003. Each note delivered for repayment that is not accepted in any calendar year due to the application of the annual limitation will be deemed to be delivered in the following calendar year in the order in which all such notes were originally delivered, unless any such note is withdrawn by the representative for the deceased beneficial owner prior to its repayment. Other than as described in the immediately preceding sentence, notes delivered upon exercise of the survivor's option may not be withdrawn. In the event that a note delivered for repayment pursuant to valid exercise of the survivor's option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder that states the reason that the note has not been accepted for repayment. Following receipt of such notice from the trustee, the representative for the deceased beneficial owner may withdraw any such note and the exercise of the survivor's option.

   Because DTC or its nominee will be the holder of the notes, DTC or its nominee, as the case may be, will be the only entity that can exercise the survivor's option for such notes. To obtain repayment pursuant to exercise of the survivor's option with respect to a note the representative of the deceased beneficial owner must provide to the broker or other entity through which the beneficial interest in the note is held by the deceased owner:

    . a written request for repayment signed by the representative of the decedent with the signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States;

    . appropriate evidence satisfactory to the trustee and us that (a) the representative has authority to act on behalf of the deceased beneficial owner, (b) the death of such beneficial owner has occurred and (c) the deceased was the beneficial owner of the note at the time of death;

    . if the beneficial interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the applicable trustee from the nominee attesting to the deceased's ownership of a beneficial interest in such note;

    .  if applicable, a properly executed assignment or endorsement;

    . tax waivers and any other instruments or documents that the trustee or we reasonably require in order to establish the validity of the ownership of the notes and the claimant's entitlement to payment; and

    . any additional information the trustee or we require to document ownership or authority to make the election and to cause the redemption of the notes.

   In turn, the broker or other entity will deliver each of these items to the trustee, together with evidence satisfactory to the trustee and us from the broker or other entity stating that it represents the deceased beneficial owner.

   The broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the survivor's option to the appropriate representative. See "--Book-Entry System."

   Subject to the annual limitation and the individual limitation, all questions as to the eligibility or validity of any exercise of the survivor's option will be determined by us in our sole discretion. Our determination will be final and binding on all parties.

   The death of a person owning a note in joint tenancy or tenancy by the entirety will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note so held will be subject to the survivor's option.

   The death of a person owning a note by tenancy in common will be deemed the death of the beneficial owner of a note only with respect to the deceased holder's interest in the note so held by tenancy in common. However, if a note is held by husband and wife as tenants in common, the death of either will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note so held will be subject to the survivor's option.

   The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be deemed the death of the beneficial owner for purposes of the survivor's option, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the trustee and us. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the note during his or her lifetime.

   Forms to be used by a representative to exercise the survivor's option on behalf of a deceased beneficial owner of a note may be obtained from the trustee.

Book-Entry System

   All of the notes we offer will be issued in book-entry only form. This means that we will not issue individual physical certificated notes to beneficial owners. Instead, we will issue global securities in registered form representing the notes that may be issued pursuant to this prospectus supplement. Each global security will be held through DTC, as depositary, and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. will be the holder of record of the notes. The purchaser of a note is purchasing an interest in that global security.

   Beneficial interests in a global security are shown on, and transfers are effected through, records maintained by DTC or its direct and indirect participants. A participant in DTC is an institution that has an account with DTC, and an indirect participant is an institution that has, directly or indirectly, an account with a DTC participant. Under DTC's rules, only a participant can be reflected on DTC's records as owner of an interest. This means that your ownership interest in a note is not reflected on the records of DTC but is reflected on the books and records of the broker which, as a direct or indirect participant in DTC, holds the interest on your behalf.

   So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be the sole holder of the notes represented by the global security for all purposes, including payment of principal and interest, under the applicable indenture. Except as otherwise provided below, you are not entitled to receive physical delivery of certificated notes and will not be considered the holders for any purpose under the applicable indenture. Accordingly, you must rely on the procedures of DTC and the actions of your broker (or any other direct or indirect participant in DTC through which you hold your interest) in order to exercise any rights of a holder of a note under the applicable indenture. The laws of some jurisdictions require that certain purchasers of notes take physical delivery of such notes in certificated form. Purchases of the notes may not be appropriate for these purchasers.

   The following is based on information furnished to us and the agents by DTC:

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with the depositary. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. "Direct participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we refer to as "indirect participants."

   Purchases of the notes under DTC's system must be made by or through direct participants, which will receive a credit for such interests on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the limited circumstances described below.

   To facilitate subsequent transfers, all global securities deposited by direct participants with the depositary are registered in the name of the depositary's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the interests in the global securities; DTC's records reflect only the identity of the direct participants to whose accounts interests in the global securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   We will send any redemption notices to Cede & Co. If less than all of the interests in a global security are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such global security to be redeemed.

   Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts interests in the global securities are credited on the record date (identified in a listing attached to the omnibus proxy).

   We will pay principal and any premium and interest payments on the notes in immediately available funds directly to DTC. DTC will then credit direct participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of us or the trustee. Disbursement of such payments to direct participants is the responsibility of DTC. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

   The notes represented by one or more global securities are exchangeable for certificated notes of like tenor as such notes if:

    . DTC for the global securities notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934,

    . we in our discretion at any time determine not to have all of the notes of the series represented by one or more global security or notes and notify the trustee of this determination, or

    . an event of default, as described in the accompanying prospectus, has occurred and is continuing with respect to the notes of a series.

   Any note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated notes issuable in authorized denominations and registered in the names as the depositary holding such global securities directs. The authorized denominations of the notes will be $1,000 or any greater amount that is an integral multiple of $1,000. Subject to the foregoing, a global security is not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of DTC or its nominee.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following discussion is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change or differing interpretations. It deals only with notes held as capital assets and does not purport to deal with investors that may be subject to special tax rules, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities who elect to use a mark-to-market method of accounting for their securities holdings, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or foreign taxing jurisdiction.

   Because the exact pricing and other terms of the notes will vary, no assurance can be given that the considerations described below will apply to a particular issuance of the notes.

   As used herein, the term "U.S. holder" means a beneficial owner of a note that is for United States federal income tax purposes:

    .  a citizen or resident of the United States,

    . a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

    . an estate whose income is subject to United States federal income tax regardless of its source,

    . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

    . a person otherwise subject to United States federal income taxation on a net income basis in respect of a note.

   Notwithstanding the last bullet above, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. holders.

   As used herein, the term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

United States Holders

   Payments of Interest. Payments of interest on a note, other than interest on an "original issue discount note" that is not "qualified stated interest," each as defined below, generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the U.S. holder's regular method of tax accounting.

   Original Issue Discount. The following summary is a general discussion of the United States federal income tax consequences to U.S. holders of the purchase, ownership and disposition of notes issued with original issue discount. We refer to these notes as "original issue discount notes." The following summary is based upon final Treasury regulations, which we refer to as the "OID regulations," released by the Internal Revenue Service under the original issue discount provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code."

   For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount. This de minimis amount is generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest, as defined below, prior to maturity, multiplied by the weighted average maturity of such note. The issue price of each note in an issue of notes equals the first price at which a substantial amount of such notes has been sold, ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of a note at a single fixed rate or in certain cases, one or more floating rates that appropriately take into account the length of the interval between stated interest payments. In addition, under the OID regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with low initial rates or periods where no interest accrues), and if the greater of either the resulting foregone interest on such note or any "true" discount on such note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the note would be treated as having original issue discount, and the stated interest would not be treated as qualified stated interest.

   Payments of qualified stated interest on a note are taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the U.S. holder's regular method of tax accounting. A U.S. holder of an original issue discount note having a maturity of more than one year from its date of issue must include original issue discount in income as ordinary interest income for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. holder of an original issue discount note is the sum of the daily portions of original issue discount with respect to such original issue discount note for each day during the taxable year (or portion of the taxable year) on which such U.S. holder held such original issue discount note. The "daily portion" of original issue discount on any original issue discount note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the original issue discount note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The OID regulations contain certain rules that generally allow any reasonable method to be used in determining the amount of original issue discount allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of original issue discount allocable to the final accrual period equal the excess of the amount payable at the maturity of the original issue discount note (other than any payment of qualified stated interest) over the original issue discount note's adjusted issue price as of the beginning of such final accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between:

    . the product of the original issue discount note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

    . the amount of any qualified stated interest payments allocable to such accrual period.

   The "adjusted issue price" of an original issue discount note at the beginning of any accrual period is the sum of the issue price of the original issue discount note plus the amount of original issue discount allocable to all prior accrual periods (determined without regard to any premium paid to acquire the note) minus the amount of any prior payments on the original issue discount note that were not qualified stated interest payments. Under these rules, U.S. holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

   If (1) a portion of the initial purchase price of a note is attributable to interest that accrued prior to the note's issue date ("pre-issuance accrued interest"), (2) the first stated interest payment on the note is to be made within one year of the note's issue date and (3) such payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. holder may elect to decrease the issue price of the note by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

   Acquisition Premium. A U.S. holder who purchases an original issue discount note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the original issue discount note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the original issue discount note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. holder must include in its gross income with respect to such original issue discount note for any taxable year or portion thereof in which the U.S. holder holds the original issue discount note, will be reduced, but not below zero, by the portion of the acquisition premium properly allocable to the period.

   Optional Redemption. In the case of certain notes, we may have a "call option" to redeem the notes prior to their stated maturity, or the holders of the notes may have a "put option" to receive repayment prior to maturity. Notes containing such features may be subject to rules that differ from the general rules discussed above. For purposes of accruing original issue discount, a call option exercisable by a holder will be presumed to be exercised if, by utilizing any day on which the note may be redeemed or repaid as its maturity date and the amount payable on that date in accordance with the terms of the note (the "redemption price") as its stated redemption price at maturity, the yield on the note is:

    . in the case of a call option exercisable by us, lower than its yield to maturity, or

    . in the case of a put option exercisable by a holder, greater than its yield to maturity.

   If such an option is not in fact exercised when presumed to be, the note will be treated, solely for purposes of accruing original issue discount, as if it were redeemed, and a new note issued, on the presumed exercise date for an amount equal to its adjusted issue price on that date. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

   Election to Treat All Interest as Original Issue Discount. U.S. holders utilizing the accrual method of accounting may generally, upon election, include in income all interest, including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium (discussed below) or acquisition premium, that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. This election applies only to the note for which it is made and cannot be revoked without the consent of the IRS. A U.S. holder considering such an election should consult a tax advisor.

   Information Recording. Because the notes will constitute "publicly offered debt instruments" as defined by the OID regulations, we are required to report to the IRS on Form 8281, within 30 days after the issue date, certain information relating to original issue discount with respect to each such issue. We will report annually to the IRS and to each holder of record the amount of original issue discount includable in the gross income of a holder of notes for each calendar year determined without regard to any acquisition premium paid by any holder, except certain exempt holders, including corporations.

   Short-Term Notes. Notes that have a fixed maturity of one year or less ("short-term notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. holder is not required to accrue such original issue discount unless the U.S. holder elects to do so. If such an election is made, it will apply to all short-term obligations acquired by the U.S. holder on or after the first day of the first taxable year in which the election is made, and such election may be revoked only with the consent of the IRS. If such an election is not made, (i) any gain recognized by the U.S. holder on the sale, exchange or retirement of the short-term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or if elected, under the constant yield method based on daily compounding, through the date of sale, exchange or retirement, and
(ii) a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for United States federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a short-term note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method, based on daily compounding.

   Market Discount. If a U.S. holder purchases a note, other than an original issue discount note, at original issue for an amount that is less than its issue price or, in the case of a subsequent purchaser, its stated redemption price at maturity or, in the case of an original issue discount note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a specified de minimis amount.

   Under the market discount rules, a U.S. holder will be required to treat any partial principal payment or, in the case of an original issue discount note, any payment that does not constitute qualified stated interest on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

    .  the amount of such payment or realized gain, or

    . the market discount which has not previously been included in income and which is treated as having accrued on such note at the time of such payment or disposition.

   Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. holder elects (as described below) to accrue market discount on the basis of semiannual compounding.

   A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. holder may elect to include market discount in income currently as it accrues on either a ratable or constant yield basis, in which case the rules described above regarding the treatment as ordinary income of gain realized upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

   Premium. If a U.S. holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, such U.S. holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. In general, a holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period. However, in the case of a note that may be optionally redeemed prior to maturity, the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the "redemption date") for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity if the result would increase the holder's yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the note on the applicable redemption date, the note will be treated (for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the holder's "adjusted acquisition price," which is an amount equal to the holder's basis in the debt instrument (as determined under Treasury regulations governing amortizable bond premium), less the sum of:

    .  any amortizable bond premium allocable to prior accrual periods and

    . any payments previously made on the note other than payments of qualified stated interest.

   The note deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which it is redeemable.

   Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement, other than amounts representing accrued and unpaid interest, and such U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal such U.S. holder's initial investment in the note increased by any original issue discount included in income and accrued market discount, if any, if the U.S. holder has included such market discount in income and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the note is held for more than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

   Integration of Notes with Hedges. The OID regulations generally provide that, if a Holder of a note hedges the note with a financial instrument and the combined cash flows under the note and the financial instrument are substantially equivalent to the cash flows on a fixed or variable rate debt instrument, the note and the financial instrument may be taxed as an integrated transaction by treating the positions as a synthetic debt instrument. Such treatment applies if the taxpayer identifies the positions as part of an integrated transaction on its books and records and certain other requirements are satisfied. In addition, the IRS can require the positions to be taxed as an integrated transaction under certain circumstances. U.S. holders should consult their tax advisors regarding the possible application of these rules to the notes.

Non-U.S. Holders

   A non-U.S. holder generally will not be subject to United States federal income taxes on payments of principal, premium, if any, or interest, including original issue discount, if any, on a note, unless such non-U.S. holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote, is a controlled foreign corporation related to us through stock ownership or is a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last U.S.

payor in the chain of payment prior to a non-U.S. holder (referred to as a "withholding agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

    .  is signed by the beneficial owner of the note under penalties of perjury,

    .  certifies that such owner is not a U.S. holder, and

    .  provides the name and address of the beneficial owner.

   The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution.

   Notwithstanding the foregoing, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder with respect to interest income that is effectively connected with a U.S. trade or business of the non-U.S. holder, except to the extent that an applicable tax treaty provides otherwise. Under certain circumstances, effectively connected interest income of a corporate non-U.S. holder may be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, a lower treaty rate). Even though effectively connected interest income is subject to U.S. federal income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder properly delivers IRS Form W-8ECI to the payor.

   Generally, a non-U.S. holder will not be subject to United States federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder and (ii) the non-U.S. holder is not an individual who is present in the United States for 183 days or more in the taxable year of such retirement or disposition, and certain other conditions are met. Certain other exceptions may be applicable, and a non-U.S. holder should consult its tax advisor in this regard.

   The notes will not be includable in the estate of a non-U.S. holder unless at the time of death such individual actually or constructively owned 10% or more of the total combined voting power of all classes of our stock entitled to vote, or payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Information Reporting and Backup Withholding

   Information reporting and backup withholding of United States federal income tax at a rate of 30% for payments made in 2002 may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information, such as the registered owner's taxpayer identification number, in the required manner. The rate of backup withholding is scheduled to be reduced periodically to 28% in 2006. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. holder must be reported to the IRS, unless the U.S. holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. holders who are not exempt recipients.

   In addition, upon the sale of a note to or through a broker, the broker must backup withhold on the entire purchase price, unless either:

    . the broker determines that the seller is a corporation or other exempt recipient or

    . the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. holder, certifies that such seller is a non-U.S. holder and certain other conditions are met.

   Such a sale must also be reported by the broker to the IRS, unless either:

    .  the broker determines that the seller is an exempt recipient or

    . the seller certifies its non-U.S. status and certain other conditions are met.

   Certification of the registered owner's non-U.S. status would be normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

   Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                             ERISA CONSIDERATIONS

   The discussion herein of ERISA is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA plan, governmental plan or church plan considering an investment in the notes should consult with its legal advisors regarding the consequences of such investment.

General

   A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA," should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the notes. Such fiduciary should consider ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan and the fiduciary. In addition, ERISA and the Code prohibit a wide range of transactions, which we refer to as "prohibited transactions," involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code or any entity in which such plan invests whose assets are deemed "plan assets" (referred to as an "ERISA plan") and persons who have certain specified relationships to the ERISA plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Code). Such transactions, if not covered by a statutory or administrative exemption, may require "correction" and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to civil penalties and excise taxes.

   Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the notes. Any fiduciary of such a governmental or church plan considering an investment in the notes should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

Prohibited Transactions

   We may be a party in interest or a disqualified person with respect to an ERISA plan investing in the notes as a result of various financial services our affiliates may provide to ERISA plans. Therefore, such investment by an ERISA plan may give rise to a prohibited transaction in the form of a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the notes, any person who is, or who is acquiring the notes for, or on behalf of, an ERISA plan must determine that the investment in, or acquisition of, the notes will not result in a prohibited transaction or that a statutory or administrative exemption from the prohibited transaction rules is applicable to the investment in the notes.

   The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to an ERISA plan which is investing in the notes include:

    . Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

    .  PTCE 91-38, regarding investments by bank collective investment funds;

    . PTCE 84-14, regarding transactions effected by qualified professional asset managers;

    .  PTCE 96-23, regarding transactions effected by in-house managers; and

    . PTCE 95-60, regarding investments by insurance company general accounts (collectively referred to as the "ERISA investor exemptions").

   The notes may not be acquired by any person who is, or who in acquiring such notes is using the assets of, an ERISA plan unless one of the ERISA investor exemptions or another applicable exemption is available to the ERISA plan. The acquisition of the notes by any person or entity who is, or who in acquiring such notes is using the assets of, an ERISA plan shall be deemed to constitute a representation by such person or entity to us that the investment in the notes will not result in a prohibited transaction or that the investment in the notes is afforded exemptive relief pursuant to the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of such notes. The acquisition of the notes by any person or entity who is, or who is acquiring such notes is using the assets of, a governmental or church plan shall be deemed to constitute a representation by such person or entity to us that the acquisition and holding of such notes is not prohibited by any federal, state or local laws or regulations applicable to such plan.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

   Under the terms of the selling agent agreement, dated as of May 3, 2002, the notes are offered from time to time by us to A.G. Edwards & Sons, Inc., as purchasing agent, for subsequent resale to the agents and other dealers who are broker-dealers and securities firms. The agents, including the purchasing agent, are parties to that agreement. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a selected dealer agreement with the purchasing agent. The agents have agreed to use their reasonable best efforts to solicit offers from investors to purchase the notes. We also may appoint additional agents to solicit offers to purchase the notes. Any solicitation and sale of the notes through those additional agents, however, will be on substantially the same terms and conditions to which the original agents have agreed. We will pay the purchasing agent a gross selling concession to be divided among the purchasing agent and the other agents as they agree. The concession is payable to the purchasing agent in the form of a discount ranging from 0.4% to 2.5% of the non-discounted price for each note sold, unless we and the purchasing agent agree otherwise. The purchasing agent also may sell notes to dealers at a discount not in excess of the concession it received from us.

   Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the purchasing agent. Unless otherwise set forth in the applicable supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

   We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.

   In addition, we may sell notes directly on our own behalf to investors without the assistance of agents. The agents will not be entitled to any discounts or commissions for sales we make directly to investors without their assistance.

   Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933. We have also agreed to reimburse the agents for certain expenses.

   No note will have an established trading market when issued. We do not intend to apply for the listing of the notes on any securities exchange, but we have been advised by the agents that the agents may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. Neither we nor the agents can provide any assurance regarding the liquidity of any trading market for the notes. All secondary trading in the notes will settle in immediately available funds.

   In connection with an offering of notes, the rules of the SEC permit the purchasing agent to engage in certain transactions that may stabilize the price of the notes. The purchasing agent will conduct these activities for the agents. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the purchasing agent creates a short position in the notes in connection with an offering of the notes (i.e., if it sells a larger principal amount of notes than is set forth on the cover page of the applicable pricing supplement), the purchasing agent may reduce that short position by purchasing notes in the open market. In general, these bids for or purchases of notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of such bids or purchases. The purchasing agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, the purchasing agent makes no representation that, once commenced, such transactions will not be discontinued without notice. The purchasing agent is not required to engage in these activities and may terminate any of these activities at any time.

   The agents or dealers to or through which we may sell notes may engage in transactions with us and perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

   The validity of the notes will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin, and for the agents by Seward & Kissel LLP, New York, New York.

PROSPECTUS

                         Marshall & Ilsley Corporation

                                $1,500,000,000

[LOGO] M&I(R)

                                Debt Securities

                               -----------------

      We may offer from time to time debt securities that may consist of:

          . senior debentures, notes, bonds and/or other evidences of indebtedness, or

          . subordinated debentures, notes, bonds and/or other evidences of indebtedness.

      The debt securities issued pursuant to this prospectus will have an aggregate principal amount or aggregate proceeds up to $1,500,000,000 (or the equivalent thereof in foreign denominated currencies). The specific terms of the debt securities will be described in an accompanying prospectus supplement.

      We may offer the debt securities directly, to or through agents, underwriters or dealers which we may designate from time to time, or through a combination of such methods. If any agents, underwriters or dealers are involved in the sale of the securities, their names, and any applicable principal amounts to be purchased, commissions or discounts will be included in an accompanying prospectus supplement.

      This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

                               -----------------

      Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement hereto are stated in United States dollars.

                               -----------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------

      The securities are not savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

                               -----------------

                The date of this Prospectus is April 12, 2000.

                               Table of Contents

                                                                 Page
                                                                 ----
           About This Prospectus................................   1

           Where You Can Find More Information..................   1

           Forward-Looking Statements...........................   2

           Marshall & Ilsley Corporation........................   2

           Use of Proceeds......................................   2

           Ratio of Earnings to Fixed Charges...................   3

           Description of Debt Securities.......................   3

           Book-Entry Securities................................  11

           Certain United States Federal Income Tax Consequences  13

           Plan of Distribution.................................  21

           Legal Matters........................................  22

           Experts..............................................  23

                             About This Prospectus

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the "shelf" registration process. Under this shelf process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings with a total offering price not to exceed $1,500,000,000. This prospectus provides you with a general description of the debt securities. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information in this prospectus. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information."

      You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front page of each of these documents, respectively.

                      Where You Can Find More Information

      We file annual, quarterly and special reports and proxy statements and other information with the SEC. Our SEC filings are available over the Internet at our website at http://www.micorp.com or at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. You may also inspect our reports at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      For further information about our company and the debt securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that:

          .  incorporated documents are considered part of the prospectus,

          . we can disclose important information to you by referring you to those documents, and

          . information that we file with the SEC will automatically update and supersede this prospectus.

      We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 1999 which was filed with the SEC.

      We also incorporate by reference each of the following future filings that we will make with the SEC until we sell all the debt securities:

          . Reports filed under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, and

          . Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting.

      You may request a copy of any of the documents referred to above at no cost, by contacting us in writing or by telephone at:

                                Secretary
                                Marshall & Ilsley Corporation
                                770 North Water Street
                                Milwaukee, Wisconsin 53202
                                (414) 765-7801

                          Forward-Looking Statements

      This prospectus, the applicable prospectus supplement and documents incorporated by reference in this prospectus and the prospectus supplement contain certain forward-looking statements regarding our operations and business. The words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend that these forward-looking statements be subject to the safe harbors created by those provisions. These "forward-looking statements" are found at various places throughout this prospectus, the applicable prospectus supplement and documents incorporated by reference in this prospectus and the prospectus supplement. Wherever they occur in this prospectus or in other statements attributable to us, forward-looking statements are necessarily estimates reflecting our best judgment. However, these statements still involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should be considered in light of various important factors, including those set forth in this prospectus and the applicable prospectus supplement and other factors set forth from time to time in our reports and registration statements filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the applicable prospectus supplement. We disclaim any intent or obligation to update forward-looking statements. Moreover, through senior management, we may from time to time make forward-looking statements about the matters described in this prospectus or the applicable prospectus supplement or other matters concerning our business.

                         Marshall & Ilsley Corporation

      We are a bank holding company. Our principal assets are the stock of our bank and non-bank subsidiaries and the assets of our M&I Data Services Division. Our subsidiaries include 27 commercial banks and one federal savings bank with a total of over 230 offices in Wisconsin, 13 offices in Arizona, four offices in Illinois, one office in Florida and one office in Nevada. Our subsidiaries also include a number of companies engaged in businesses closely-related or incidental to banking. We provide financial and managerial assistance and services to our subsidiaries. As of December 31, 1999, we had consolidated total assets of approximately $24.4 billion and consolidated total deposits of approximately $16.4 billion, making us the second largest bank holding company headquartered in Wisconsin. Our principal executive offices are located at 770 North Water Street, Milwaukee, Wisconsin 53202. Our telephone number is (414) 765-7801.

                                Use of Proceeds

      Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from the sale of the debt securities will be added to our general funds and may be used for:

          . debt reduction or debt refinancing (including the refinancing of our outstanding commercial paper),

          .  investments in or advances to subsidiaries,

          .  acquisitions of bank and non-bank subsidiaries,

          .  repurchase of shares of our common stock or other securities, and

          .  other general corporate purposes.

                      Ratio of Earnings to Fixed Charges

      Our ratios of earnings to fixed charges are as follows for each of the periods indicated:

                                           Years Ended December 31,
          Ratio of Earnings to           -----------------------------
          Fixed Charges:                 1999  1998  1997  1996  1995
          --------------------           ----- ----- ----- ----- -----
          Excluding Interest on Deposits 3.38x 3.25x 3.21x 3.52x 3.62x
          Including Interest on Deposits 1.65x 1.60x 1.61x 1.61x 1.65x

      Fixed charges, excluding interest on deposits, consist of interest on indebtedness and one-third of rental expense (which represents interest). Fixed charges, including interest on deposits, consists of interest on indebtedness, one-third of rental expense and interest on deposits.

                        Description of Debt Securities

      The debt securities we may offer will be senior securities or subordinated securities. The senior securities will be issued under an indenture between us and The Chase Manhattan Bank, as trustee, dated as of November 15, 1985, as supplemented by a first supplemental indenture dated as of May 31, 1990, and a second supplemental indenture dated as of July 15, 1993. The subordinated securities will be issued under an indenture dated July 15, 1993 between us and The Chase Manhattan Bank, as trustee. Copies of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part.

      We have summarized selected provisions of the indentures. The summary is not complete. The summary does not describe certain exceptions and qualifications contained in the indentures. You should read the indentures for provisions that may be important to you.

      Marshall & Ilsley Corporation is a legal entity separate and distinct from its subsidiaries. Our subsidiaries are not obligated to make required payments on the debt securities. Accordingly, Marshall & Ilsley Corporation's rights and the rights of holders of the debt securities to participate in any distribution of the assets or income from any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary. In addition, our bank and savings association subsidiaries hold a significant portion of their mortgage and investment portfolios indirectly through their ownership interest in direct and indirect subsidiaries. The ability of our bank and savings association subsidiaries to participate in any distribution of the assets or income of the direct or indirect subsidiaries is likewise subject to the prior claims of creditors of those direct and indirect subsidiaries. The indentures under which the debt securities will be issued do not limit the amount of debt which we or our subsidiaries may incur.

Terms of the Securities

      The debt securities will not be secured by any of our assets. The indentures do not limit the amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series. The indentures do not limit the principal amount of any particular series of debt securities. The senior securities will rank equally with all of our other unsecured and non-subordinated indebtedness. The subordinated securities will be subordinate to the prior payment in full of any of our senior indebtedness.

      Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:

          .  the title of the securities,

          .  any limit on the aggregate principal amount of the securities,

          .  the date or dates on which the securities will mature,

          . the interest rate or rates of the securities, if any, and the date or dates from which interest will accrue,

          . the interest payment dates, the dates on which payment of any interest will begin and the regular record dates,

          . any mandatory or optional redemption provisions applicable to the securities,

          . any mandatory or optional sinking fund or similar provisions applicable to the securities,

          . the terms on which the securities may be repayable prior to final maturity,

          . the portion of the principal amount payable upon acceleration of maturity,

          .  certain events of default,

          . if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable,

          . whether the securities will be issuable only in global form, which is known as a global security, and, if so, the name of the depositary for the global security and the circumstances under which the global security may be registered for transfer or exchange in the name of the person other than the depositary, and

          .  any other specific terms of the securities.

      Some of the securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. Any applicable prospectus supplement will also contain any special tax or other information relating to original issue discount securities.

Subordination of Subordinated Securities

      The subordinated securities will be subordinate to all of our senior indebtedness. Senior indebtedness includes any of our obligations to our creditors, other than:

          .  our trust capital securities,

          . any of our obligations that expressly provide that they are not senior indebtedness, and

          . any subordinated securities issued under the subordinated indenture.

      If we fail to pay principal, premium or interest on any of our senior indebtedness when the payment is due and payable, then, unless and until the default is cured or waived or ceases to exist, no direct or indirect payment of principal, premium or interest on the subordinated securities will be made or agreed to be made. We will pay all senior indebtedness, including any interest which accrues after the commencement of any of the following proceedings, in full before we make any payment or distribution to any holder of any of the subordinated securities in the event of:

          . any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property,

          . any voluntary or involuntary proceeding relating to our liquidation, dissolution or other winding-up,

          .  any assignment we make for the benefit of creditors, or

          .  any other marshalling of our assets.

      If any of the above events occur, we will pay any payment or distribution which would otherwise, not taking into account the subordination provisions, be payable or deliverable in respect of the subordinated securities directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness, including any interest which accrues after the commencement of any such proceedings, has been paid in full. If the trustee or any holder of any subordinated security receives any payment or distribution under the subordinated securities in contravention of any of the terms of the subordination provisions, the payment or distribution will be received in trust for the benefit of, and will be paid to the holders of, the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid, to the extent necessary to pay all of the senior indebtedness in full.

      The subordinated indenture does not limit the issuance of additional senior indebtedness. Our obligations with respect to the subordinated securities of any series will be equal to our obligations with respect to subordinated securities of each other series.

Limitations on Disposition or Issuance of Stock of Certain Subsidiaries

      Under the senior indenture we may not, and may not permit a subsidiary to, sell, assign, transfer or otherwise dispose of or issue any shares of stock of any subsidiary or any securities convertible into stock of any subsidiary which is:

          . a subsidiary bank whose assets constitute 10% or more of the total assets of all subsidiary banks, which is referred to below as a principal constituent bank, or

          . a subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank.

      However, we or any of our subsidiaries may dispose of or issue stock of any subsidiary or any securities convertible into stock of any security under the following circumstances:

          .  when acting in a fiduciary capacity for any other person,

          .  to us or any of our wholly-owned subsidiaries, or

          . the merger or consolidation of a principal constituent with and into a subsidiary bank.

      In addition, we may sell, assign, transfer, otherwise dispose of or issue shares of stock of a principal constituent bank or a subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank under the following circumstances:

          .  to qualify a person as a director, or

          . to comply with a court or regulatory authority order or as a condition imposed by a court or regulatory authority in order for us to acquire any other corporation or entity.

      We may also dispose of or issue shares of stock or any securities convertible into stock of a principal constituent bank or sell stock or any securities convertible into stock of any subsidiary that owns shares of stock or any securities convertible into stock of a principal constituent bank under the following circumstances:

          . the sale, assignment, transfer, other disposition or issuance is for fair market value and, after giving effect to such disposition and to any potential dilution, if applicable, we and our wholly-owned subsidiaries, will own directly not less than 80% of the stock of such principal constituent bank or subsidiary, or

          . a principal constituent bank sells or issues additional shares of stock to its shareholders at any price, so long as immediately after the sale we own at least as great a percentage of the principal constituent bank's stock as we owned prior to the sale or issuance of additional shares.

      The senior indenture does not restrict the sale or other disposition of non-bank subsidiaries.

Limitations on Liens

      Under the senior indenture, we may not, and may not permit any subsidiary bank to, incur any lien upon any shares of stock of any subsidiary bank without securing the senior securities then outstanding under the senior indenture equally and ratably with the lien. The subordinated indenture does not contain this limitation.

Limitations on Acquisitions

      Under the senior indenture, we may not acquire stock of any corporation and we may not acquire substantially all of the assets and liabilities of any corporation, unless, immediately after the acquisition, we would be in full compliance with the senior indenture. The subordinated indenture does not contain this limitation.

Certain Regulatory Matters Affecting Subordinated Securities

      On August 28, 1992, the Board of Governors of the Federal Reserve System issued an interpretation, effective September 4, 1992, with respect to the circumstances under which mandatory convertible debt and subordinated debt issued by bank holding companies will be eligible for inclusion as supplementary or "Tier 2" capital for regulatory capital purposes. The interpretation provides that mandatory convertible debt and subordinated debt issued after September 4, 1992 will not be included in Tier 2 capital for purposes of calculating an institution's capital ratios if, among other things, the payment of the principal amount of such debt securities can be accelerated upon the occurrence of certain events not involving the bankruptcy of the issuer or such debt securities are subject to certain other covenants. Unless we specify otherwise in the applicable prospectus supplement, the subordinated securities are intended to qualify as Tier 2 capital under this interpretation.

Events of Default

      Senior Securities. The following will be events of default under the senior indenture with respect to securities of a series:

          . our failure to pay principal of, or any premium on, any security of that series when the payment is due,

          . our failure to pay any interest on any security of that series when the interest payment is due, and continuance of this default for 30 days,

          . our failure to deposit any sinking fund payment for security of that series when the deposit is due,

          . our failure to perform any other covenants in the indenture, other than a covenant included in the indenture solely for the benefit of a different series of securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture,

          . the occurrence of certain events in bankruptcy, insolvency or reorganization involving M&I or a principal constituent bank, and

          .  any other event of default regarding that series of securities.

      If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of securities of that series.

      Subordinated Securities. An event of default under the subordinated indenture with respect to securities of any series is the occurrence of certain events in bankruptcy, insolvency or reorganization involving M&I and any other event of default regarding that series of securities. If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of securities of that series.

      The following will be a default under the subordinated indenture with respect to securities of a series:

          . our failure to pay principal of, or any premium on, any security of that series when the payment is due,

          . our failure to pay any interest on any security of that series when the interest payment is due, and continuance of this default for 30 days,

          . our default in the performance, or breach, of any of our covenants or warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a different series of securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture,

          .  any event of default under the subordinated indenture, and

          .  any other event of default regarding that series of securities.

      If there is a default that is not also an event of default, the indenture does not provide for any right of acceleration of the payment of principal. If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of securities and upon demand of the trustee, we will pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the securities of that series to the trustee for the benefit of the holders of the outstanding securities of that series.

Modification and Waiver

      Each indenture provides that, subject to certain exceptions, modifications and amendments to that indenture may be made by us and the trustee with the consent of the holders of 66 2/3% of the principal amount of the outstanding securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected:

          . change the stated maturity of the principal of or any installment of principal or interest on, any debt security,

          . reduce the principal amount, the premium or interest on any debt security,

          . change the place of payment or currency in which any security or any principal, premium or interest thereon is payable,

          . impair the right to institute suit for the enforcement of any payment on any debt security, or

          . reduce the percentage of the principal amount of securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults under the indenture, or

          . in the case of the subordinated indenture, modify the provisions of the indenture with respect to the subordination provisions in a manner adverse to the holders of the subordinated securities.

      In certain circumstances, we may enter into supplemental indentures with respect to each indenture without the consent of holders of any outstanding securities to evidence a merger, the replacement of the trustee or for other specified purposes.

      The holders of at least 50% of the principal amount of the outstanding securities of any series may waive compliance by us with certain provisions of the indentures. The holders of a majority of the principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of principal, or any premium or interest payable on any security of that series or of a provision which under the applicable indenture cannot be modified or amended, without the consent of each affected holder.

Consolidation, Merger and Sale of Assets

      We may not consolidate with or merge into, and we may not transfer substantially all of our assets as an entirety to, any entity, unless:

          . the successor corporation assumes our obligations on the debt securities and under the indentures,

          . there is no event of default (or, in the case of the subordinated indenture, no default),

          . after notice or lapse of time, there is no event that occurred and is continuing that would become an event of default (or default), and

          .  certain other conditions are met.

Registration and Transfer

      Each series of the offered securities will be issued in registered form only, without coupons.

      Unless otherwise indicated in the applicable prospectus supplement, the securities issued in certificated form will be issued in integral multiples of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

      Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal, interest and premiums, if any, on fully registered securities at the office of the trustee in New York, New York. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered.

No Protection in the Event of a Highly Leveraged Transaction

      The indentures do not protect holders from a sudden and dramatic decline in our credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Global Securities

      The securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in a prospectus supplement. Unless and until a global security is exchanged in whole or in part for individual certificates in definitive form which evidence the securities represented by a global security, a global security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

      The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Additional Provisions

      Subject to certain limitations, we may in certain circumstances set any day as the record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any request, demand, authorization, direction, notice, waiver or other action as provided or permitted by the indentures.

      The trustee has the duty to act with the required standard of care during default. The trustee is not otherwise obligated to exercise any of its rights or powers under either indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. The indentures provide that the holders of a majority of the principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

      No holder of a security of any series will have any right to institute any proceeding for any remedy under the applicable indenture, unless:


          . the holder has provided the trustee with written notice of a continuing event of default or default regarding the holder's series of securities,

          . the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered reasonable indemnification to the trustee, to institute a proceeding for remedy,

          . the trustee has not received a direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities, and

          . the trustee has failed to institute the proceeding within 60 days after receipt of such request.

      However, the holder of any security will have an absolute right to receive payment of principal, premium and any interest on such security on the due dates expressed in such security and to institute suit for the enforcement of any such payment.

Satisfaction and Discharge

      Each indenture provides that we will be discharged from certain of our obligations under that indenture relating to the outstanding securities of a series if we deposit with the trustee funds sufficient for payment of all principal, premium, interest and additional amounts, if any, on those securities when due. In that event, holders of those securities will only be able to look to the trust fund for payment of the principal, premium and interest on their securities until maturity.

Governing Law

      Each indenture and the securities will be governed by and construed in accordance with the laws of the State of New York.

Reports to the Trustee

      We are required to furnish the trustee an annual statement regarding whether we are in default under the indentures.

The Trustee

      The trustee currently serves as the trustee for our Medium-Term Series C Notes and Series D Notes. In addition, some of our subsidiary banks have deposit accounts and related banking relations with the trustee. Since debt securities issued under the subordinated indenture do not rank equally with debt securities issued under the senior indenture, upon a default under one of the indentures, the trustee would have a conflicting interest if debt securities were outstanding under the other indenture. As a result, the trustee may be required to resign as trustee of one of the indentures and we may be required to appoint a successor trustee.

                             Book-Entry Securities

      Unless we specify otherwise in the applicable prospectus supplement, we will issue debt securities in the form of one or more book-entry certificates, which is referred to below as the book-entry security, registered in the name of a depositary or a nominee of a depositary. Unless we specify otherwise in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that we issue in book-entry form.

      No person that acquires a beneficial interest in a book-entry security, known as a beneficial owner, will be entitled to receive a certificate, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of a book-entry security.

      DTC has informed us that it is:

          . A limited purpose trust company organized under New York banking laws,

          . A "banking organization" within the meaning of the New York banking laws,

          .  A member of the Federal Reserve System, and

          .  A "clearing agency" registered under the Exchange Act.

      DTC has also informed us that it was created to:

          . Hold securities for its participating clients, known as participants, and

          . Facilitate the clearance and settlement of securities transactions among participants through electronic book-entry, thereby eliminating the need for the physical movement of securities certificates.

      Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which are referred to as indirect participants.

      Persons that are not participants or indirect participants but that desire to buy, sell or otherwise transfer ownership of or interest in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as such payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward such payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent or trustee as registered holders of the securities entitled to the benefits of the certificate or the applicable indenture. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

      Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

      Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for such securities.

      DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under the certificate or the applicable indenture, only at the direction of one or more participants to whose accounts with DTC such securities are credited.

      Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

          . DTC notifies us that it is unwilling or unable to continue as depositary for such book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered,

          . We execute and deliver to the applicable registrar, transfer agent and/or trustee an order complying with the requirements of the certificate or the applicable indenture that such book-entry security will be so exchangeable, or

          . There is a default in the payment of any amount due in respect of the securities or an event of default.

Any book-entry security that is exchangeable pursuant to the preceding sentence will be exchangeable forsecurities registered in such names as DTC directs.

      If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for reregistration, the registrar, transfer agent or trustee, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

      Except as described above:

          . A book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us, and

          . DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless such beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

      We, the trustees, any registrar and transfer agent, or any agent of any of them, will not have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.

                Certain United States Federal Tax Consequences

      This section describes the principal United States federal income tax consequences of the ownership and disposition of the debt securities. This summary assumes that the securities are held as capital assets by initial purchasers. This summary is for general information only and is based upon the Internal Revenue Code of 1986, as amended, which is referred to below as the Code, and regulations, rulings, administrative pronouncements and court decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations at any time and in some circumstances with retroactive effect.

      This section does not discuss all of the tax consequences that may be relevant to a purchaser in light of its particular circumstances or to purchasers subject to special tax rules (including pension plans and other tax-exempt investors, banks, thrifts, real estate investment trusts, regulated investment companies, persons who hold securities as part of a straddle, hedging or conversion transaction, insurance companies and dealers in securities or foreign currencies). Persons considering the purchase of securities should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situation as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction.

      The United States federal income tax consequences of the ownership and disposition of securities containing special features, such as securities denominated in a foreign currency, securities with multiple interest rates or securities with extendible maturities, will be discussed in the applicable prospectus supplement.

United States Holders

      As used below, the term "U.S. Holder" means a beneficial owner of a security that is for United States federal income tax purposes,

          .  a citizen or individual resident of the United States,

          . a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, other than a partnership that is not treated as a U.S. person under any applicable Treasury regulations,

          . an estate the income of which is subject to United States federal income taxation regardless of its source, or

          . a trust if, in general, a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      Payments of Stated Interest. Generally and except as described below, an interest payment on a security will be taxable to a U.S. Holder as ordinary income when it is accrued or paid in accordance with the U.S. Holder's method of accounting for federal income tax purposes.

      Original Issue Discount. If a U.S. Holder holds a security which has original issue discount, which is referred to below as OID, and a maturity of more than one year from its date of issue, such U.S. Holder will generally be required to recognize such OID as ordinary interest income on a constant yield basis in advance of the receipt of cash payments to which such income is attributable, regardless of the U.S. Holder's method of tax accounting. A security referred to in the preceding sentence is referred to below as a discount security.

      A security has OID, if the excess of its "stated redemption price at maturity" over its "issue price" equals or exceeds a de minimis amount (0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). The stated redemption price at maturity of a security is the sum of all payments provided by the security other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate or at certain floating rates. The issue price of a security is the first price at which a substantial amount of such issue of securities are sold to the public.

      In general, if the excess of a security's stated redemption price at maturity over its issue price is de minimis, then such excess constitutes de minimis OID. Unless a U.S. Holder elects to treat all interest as OID, as described below, the security will not be treated as issued with OID and the U.S. Holder of the security will recognize capital gain with respect to the de minimis OID as stated principal payments on the security are made. The amount of the gain with respect to each payment will equal the product of the total amount of the security's de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the stated principal amount of the security.

      Except as described below with respect to short-term securities, the amount of OID that a U.S. Holder will be required to include in gross income in a taxable year equals the sum of the daily portions of OID, determined by allocating to each day of the taxable year during which the U.S. Holder holds the security a pro rata portion of OID allocable to each accrual period in the taxable year. An accrual period may be of any length selected by the U.S. Holder and the accrual periods may vary in length over the term of the security as long as each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to each accrual period generally will equal the product of the security's "adjusted issue price" at the beginning of such accrual period and its "yield to maturity" determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period, less the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a security at the beginning of the first accrual period is simply the issue price. Thereafter, the "adjusted issue price" of a security generally is the sum of the issue price plus the amount of OID previously includible in the gross income of the U.S. Holder reduced by the amount of any payments previously made on the security, other than payments of qualified stated interest. A discount security's "yield to maturity" is the discount rate that causes the present value on the issue date of the payments provided for in such security to equal the security's issue price. Thus, under these rules, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID during the life of the security. Special rules apply for calculating OID in short initial or final accrual periods.

      Optional Redemption. Generally, special rules apply for determining the yield to maturity of discount securities which are subject to certain options. If we have an unconditional option to redeem a discount security, or the U.S. Holder has an unconditional option to cause a discount security to be repurchased, in any case prior to the discount security's stated maturity, such option will be presumed to be exercised if, by utilizing any date on which such discount security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the discount security as the stated redemption price at maturity, the yield on the discount security would be (a) in the case of an option of ours, lower than its yield to stated maturity or (b) in the case of an option of the U.S. Holder, higher than its yield to stated maturity. If such option is not in fact exercised when presumed to be exercised, the discount security would be treated solely for OID purposes as if it were retired and then reissued on the presumed exercise date for an amount equal to the discount security's adjusted issue price on that date.

      Acquisition Premium. A U.S. Holder that purchases a discount security for an amount that is greater than its adjusted issue price and less than or equal to the sum of all amounts payable on the discount security after the purchase date, other than payments of qualified stated interest, will be considered to have purchased such discount security at an "acquisition premium." Under the acquisition premium rules, the daily portion of OID which such U.S. Holder must otherwise include in its gross income with respect to such discount security for any day will be reduced by an amount which would be the daily portion of OID for such day multiplied by a fraction, the numerator of which is the excess of the U.S. Holder's adjusted basis in the discount security immediately after its purchase over the adjusted issue price of the discount security, and the denominator of which is the sum of the daily portions for such discount security for all days after the date of purchase and ending on the stated maturity date, i.e., the total OID remaining on the discount security.

      Alternatively, rather than applying the acquisition premium fraction to reduce the daily portion of accrued OID, a U.S. Holder of a discount security may, as discussed below, elect to treat all interest on the discount security as OID, adjusted for acquisition premium, and thus compute OID by treating the purchase of the discount security as a purchase at original issuance and applying the mechanics of the constant yield method. Prior to making this election, a U.S. Holder of a discount security should consult its own tax advisor concerning the potential United States federal income tax consequences of such election in its particular situation.

      Variable Securities. Floating rate securities and indexed securities ("variable securities") will be subject to special rules. Generally, provided the variable security qualifies as a "variable rate debt instrument" (as defined in the applicable income tax regulations) and provides for stated interest at a single "qualified floating rate" or "objective rate" (each as defined in the applicable income tax regulations) that is unconditionally payable in cash or in property, other than debt instruments of ours, at least annually, then all stated interest with respect to such variable security is qualified stated interest, and the amount of OID, if any, is determined under the general OID rules by assuming that the variable rate is a fixed rate equal to in the case of a qualified floating rate or inverse floating rate, the value, as of the issue date, of such qualified floating rate or inverse floating rate, or in the case of an objective rate other than an inverse floating rate, a rate that reflects the yield that is reasonably expected for such variable security. Additional rules will apply, as set forth in the applicable pricing supplement, if a variable security does not provide for stated interest at a single qualified floating rate or objective rate, or if a variable security provides for stated interest either at one or more qualified floating rates or at an inverse floating rate and in addition provides for stated interest at a single fixed rate.

      Short-Term Securities. A security that has a fixed maturity date of not more than one year from the date of issue (a "short-term security") will be treated as issued with OID equal to the excess of the total principal and interest payments thereon over its issue price. Generally, an individual or other cash basis U.S. Holder of a short-term security is not required to include OID in gross income currently for United States federal income tax purposes unless it elects to do so. Such an election by a cash basis U.S. Holder will apply to all short-term obligations acquired on or after the beginning of the first taxable year to which the election applies and in all subsequent taxable years unless the IRS consents to the revocation of the election. Accrual basis U.S. Holders and certain other U.S. Holders, including banks, regulated investment companies, dealers in securities, common trust funds, U.S. Holders that hold short-term securities as part of certain identified hedging transactions, certain pass-through entities and cash basis U.S. Holders that so elect, are required to include currently in gross income the OID on a short-term security on either a straight-line basis or, at the irrevocable election of the U.S. Holder, under the constant yield method based on daily compounding. In the case of a U.S. Holder not required and not electing to include OID in gross income currently, any gain realized on the sale or retirement of the short-term security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an irrevocable election is made to accrue the OID under the constant yield method) through the date of sale or retirement. U.S. Holders that are not required and do not elect to include OID on short-term securities in gross income currently will be required to defer deductions for all or a portion of interest expense on indebtedness incurred or maintained to purchase or carry the short-term securities.

      Any U.S. Holder of a short-term security can elect to apply the rules in the preceding paragraph taking into account the amount of "acquisition discount," if any, with respect to the security, rather than the OID with respect to such security. Such election will apply to all short-term debt obligations acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and in all subsequent taxable years, and may not be revoked without the consent of the IRS. Acquisition discount is the excess of the stated redemption price at maturity of the short-term security over the U.S. Holder's purchase price therefor. Acquisition discount will be treated as accruing on a ratable basis or, at the irrevocable election of the holder, on a constant yield basis (with daily compounding).

      For purposes of determining the amount of OID or acquisition discount subject to these rules, the OID rules provide that no interest payments on a short-term security are qualified stated interest and, therefore, such interest payments are included in the short-term security's stated redemption price at maturity.

      Market Discount. The market discount rules in the Code generally provide that if a person acquires a security, other than a short-term security, with more than a de minimis amount of "market discount" (the amount by which the stated redemption price at maturity or, in the case of a discount security, the "revised issue price" of the security exceeds the U.S. Holder's tax basis for the security immediately following its acquisition) (a "market discount security"), any gain realized upon a disposition, including redemption or retirement, of the security (other than in connection with certain nonrecognition transactions), or any partial principal payment on the security, will be treated as ordinary income (generally, interest income) to the extent of the market discount which accrued while such U.S. Holder held the security. The "revised issue price" of a market discount security is equal to the issue price of the security plus the amount of OID includible in the income of all holders for periods prior to the acquisition of the security by the U.S.
Holder, determined without regard to the acquisition premium rules discussed above. Market discount is de minimis if it is less than 0.25% of the security's stated redemption price at maturity multiplied by the number of complete years remaining from the time the taxpayer acquired the security until its maturity. The amount of market discount treated as having accrued will be determined either on a ratable basis by multiplying the market discount and a fraction, the numerator of which is the number of days the security was held by the U.S. Holder and the denominator of which is the total number of days after the date such U.S. Holder acquired the security up to and including its maturity date, or if the U.S. Holder so elects on an irrevocable basis with respect to the security, on a constant yield basis. The market discount rules also provide that a U.S. Holder that acquires a market discount security may be required to defer the deduction of all or a portion of interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the security until the holder disposes of the security in a taxable transaction.

      Instead of recognizing market discount, if any, upon the disposition of, or partial principal payment on, a market discount security, a U.S. Holder may elect to include market discount in gross income currently as it accrues, either on a ratable basis or on a constant yield basis, as described above. The current inclusion election, once made, applies to all market discount obligations of the holder acquired on or after the first day of the taxable year in which the election applies and in all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder elects to include market discount in gross income in accordance with these rules or makes the election to treat all interest as OID, the foregoing discussion regarding the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry the security would not apply. Further, if a U.S. Holder makes the election, discussed below, to treat as OID all interest on a market discount security, the U.S. Holder is deemed to have made the election to include market discount in gross income currently using a constant yield method on all other market discount obligations. Finally, if a U.S. Holder has previously made the election to include market discount currently, the conformity requirements of that election are satisfied for market discount securities with respect to which the U.S. Holder elects to treat all interest as OID.

      The Treasury Department is authorized to issue regulations implementing the market discount provisions of the Code. The Treasury Department has not issued or proposed any such regulations. It is impossible to anticipate what effect, if any, such regulations would have on purchasers of the securities.

      Amortizable Bond Premium. Generally, if the tax basis of a security immediately after its purchase by a U.S. Holder exceeds the sum of all amounts payable on the security after the purchase date, other than payments of qualified stated interest, such excess will constitute "bond premium" which a U.S. Holder may elect to amortize over the period from the security's acquisition date to its maturity date (or, in certain circumstances, until an earlier redemption date). A U.S. Holder that purchases a security with bond premium is not required to include in gross income any OID on the security. A U.S. Holder that makes the election to amortize bond premium is required to allocate the bond premium to each accrual period under the constant yield method, using a yield computed based on the U.S. Holder's initial tax basis for the security and all payments to be made thereon after the security's acquisition date, in a manner similar to the application of such method in the accrual of OID, as discussed above. The amount of the amortized bond premium allocated to an accrual period generally will be treated first as a reduction of the qualified stated interest on the security included by the U.S. Holder in that accrual period to the extent thereof, then as a deduction allowed in that accrual period to the extent of the U.S. Holder's prior interest inclusions on the security, and finally as a carryforward allowable against the U.S. Holder's future interest inclusions on the security. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the security by the amount of the bond premium used to reduce qualified stated interest on the security and the amount allowed as a deduction against the U.S. Holder's prior interest inclusions on the security. The election to amortize bond premium will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired, and is irrevocable without the consent of the IRS. The election to treat all interest, including for this purpose, amortizable bond premium, as OID is deemed to be an election to amortize bond premium for purposes of the conformity requirements of the latter election. In addition, if a U.S. Holder has already made an election to amortize bond premium, the conformity requirements will be deemed satisfied with respect to a security for which the U.S. Holder makes an election to treat all interest as OID.

      In the case of a security that may be redeemed prior to maturity, an earlier redemption date of the security is treated as the maturity date of the security and the amount of bond premium is determined by treating the amount payable on such redemption date as the amount payable at maturity if such a calculation increases a U.S. Holder's yield. If the security is not redeemed on such call date, the remaining bond premium may be amortized to a later call date or to maturity under the rules set forth above. In general terms, if a security purchased with bond premium is redeemed prior to its maturity, a U.S. Holder that has elected to amortize the bond premium may deduct any remaining unamortized bond premium as an ordinary loss in the taxable year of the redemption.

      If an election to amortize bond premium is not made by a U.S. Holder, the U.S. Holder must include in gross income the full amount of each interest payment on the security and will include the bond premium in its tax basis for the security for purposes of computing its gain or loss on the disposition of the security.

      Special rules apply to certain variable securities, and U.S. Holders should consult their tax advisors regarding these rules.

      Possible Election to Treat All Interest as OID. A U.S. Holder of a debt instrument is entitled to elect to treat all interest that accrues on the instrument as OID. Interest for this purpose includes stated interest, OID (including any de minimis OID), acquisition discount, market discount (including any de minimis market discount), and unstated interest, adjusted for amortizable bond premium and acquisition premium. Special rules and limitations apply to taxpayers that make this election and, as discussed herein, this election may affect the tax treatment of other debt instruments held by a U.S. Holder. The election is made for the year in which the U.S. Holder acquired the security, and may not be revoked without the consent of the IRS. Prior to making such an election, U.S. Holders should consult their own tax advisors regarding the decision of whether to make this election.

      Disposition of a Security. Except as discussed above, upon the sale, exchange, retirement or other taxable disposition of a security, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the disposition, other than amounts representing qualified stated interest, which will be taxable as such, and such U.S. Holder's adjusted tax basis in such security. A U.S. Holder's adjusted tax basis in a security generally will equal such U.S. Holder's initial investment in such security, increased by any OID or acquisition discount and any accrued market discount includible in gross income, and decreased by the amount of any payments that are not qualified stated interest payments and amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to such security. Except as discussed above with respect to short-term securities, market discount securities and contingent securities, such gain or loss generally will be long-term capital gain or loss if the security was held for more than one year at the time of the disposition.

      Information Reporting and Backup Withholding. In general, information reporting requirements will apply to payments of principal, any premium and interest on a security, including accrual of OID on a discount security, and the proceeds of the sale of a security before maturity within the United States to non-corporate U.S. Holders. In addition, "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

      Any amounts withheld under the backup withholding rules from payment to a beneficial owner would be allowed as a refund or credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Non-U.S. Holders

      As used herein, a "Non-U.S. Holder" means a beneficial owner of a security other than a U.S. Holder. Under present U.S. federal income and estate tax law and subject to the discussion of backup withholding below:

      (1) payments of principal, premium, if any, interest and OID on a security by us or any of our agents to any Non-U.S. Holder will not be subject to withholding of U.S. federal income tax, provided that in the case of interest and OID:

          . the Non-U.S. Holder does not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

          . the Non-U.S. Holder is not a controlled foreign corporation that is related to us through sufficient stock ownership, or a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

          . either the beneficial owner of the security certifies to us or our agent, under penalties of perjury, that it is not a "United States person" under the meaning of the Code and provides its name and address, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that holds the security on behalf of the beneficial owner certifies to us or our agent under penalties of perjury that it, or the financial institution between it and the beneficial owner, has received from the beneficial owner a statement, under penalties of perjury, that it is not a "United States person" and provides the payor with a copy of this statement;

      (2) a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of a security, unless:

          . the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and some other conditions are met; or

          . the gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder, or if an income tax treaty applies, is generally attributable to a U.S. "permanent establishment" maintained by the Non-U.S. Holder; and

      (3) a security held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of the individual's death if, at the time of the individual's death:

          . the individual did not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote; and

          . the income on the security would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

      If a Non-U.S. Holder is engaged in a trade or business in the United States and interest, including OID, on the security is effectively connected with the conduct of this trade or business or if an income tax treaty applies and the Non-U.S. Holder maintains a U.S. "permanent establishment" to which the interest, including OID, is generally attributable, although the Non-U.S. Holder is exempt from the withholding tax discussed in the preceding paragraph
(1) provided that the holder furnishes a properly executed United States Internal Revenue Service Form W-8ECI or successor form on or before any payment date to claim the exemption, the holder may be subject to U.S. federal income tax on such interest, including OID, on a net basis in the same manner as if it were a U.S. Holder.

      In addition, a foreign corporation that is a holder of a security may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to some adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a security or gain recognized on the disposition of a security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

      Recently finalized Treasury Regulations generally effective for payments made after December 31, 2000 will provide alternative methods for satisfying the certification requirement described in the third bullet point of paragraph
(1) above. The finalized Treasury Regulation generally also will require, in the case of a security held by a foreign partnership, that the certification described in the third bullet point of paragraph (1) above be provided by the partners and that the partnership provide certain information, including a U.S. taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.

      Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by us or any of our agents, in their capacities as agents, to a Non-U.S. Holder of a security if the holder has provided the required certification that it is not a United States person as set forth in paragraph (1) above, provided that neither we nor our agent has actual knowledge that the holder is a United States person. We or our agent may, however, report payments of interest on the securities. Payments of the proceeds from a disposition by a Non-U.S. Holder of a security made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting may apply to those payments if the broker is

          .  a United States person,

          . a controlled foreign corporation for U.S. federal income tax purposes,

          . a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or

          . with respect to payments made after December 31, 2000, (i) a United States branch of a foreign bank or foreign insurance company or (ii) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

      Payments of the proceeds from a disposition by a Non-U.S. Holder of a security made to or through the U.S. office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

      Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder would be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided the required information is furnished to the U.S. Internal Revenue Service.

                             Plan of Distribution

General

      We may sell debt securities to or through underwriters, directly to institutional investors or other purchasers, through agents or through a combination of methods. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Sales May be Underwritten

      If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters, or directly by one or more of such firms.

      Unless we specify otherwise in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Sales by Agents

      We may also sell the securities directly or through agents (which may also act as principals) which we may designate from time to time. Any agent involved in the offer or sale of securities with regard to which this prospectus is delivered will be named in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.

Underwriting Compensation

      In connection with the sale of debt securities, underwriters or agents may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described in the related prospectus supplement.

Listing

      The debt securities may or may not be listed on a national securities exchange. If the debt securities are not listed on a national securities exchange, certain broker-dealers may make a market in the debt securities, but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of an active trading market for the debt securities.

Indemnification

      We may agree to indemnify underwriters and agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters or agents may be required to make in respect thereof. Such underwriters and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Other Relationships

      Certain of our underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

Delayed Delivery Contracts

      If indicated in the related prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as we may approve. A purchaser under any such contract will be obligated to purchase the debt securities unless such purchase at the time of delivery is prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Price Stabilization

      If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. We make no representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

                                 Legal Matters

      The validity of the debt securities offered hereby will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin 53202.

                                    Experts

      Our financial statements for the year ended December 31, 1999 incorporated into this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated herein by reference, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

================================================================================

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                            Page
                                                            ----
               Summary of Prospectus Supplement............  S-2
               About This Prospectus Supplement and Pricing
                 Supplements...............................  S-4
               Risk Factors................................  S-5
               Marshall & Ilsley Corporation...............  S-5
               Ratio of Earnings to Fixed Charges..........  S-6
               Description of Notes........................  S-6
                  General..................................  S-6
                  Payment of Principal and Interest........  S-7
                  Redemption and Repurchase................  S-8
                  Repayment at Option of Holder............  S-9
                  Repayment Upon Death.....................  S-9
                  Book-Entry System........................ S-11
               Certain United States Federal Income Tax
                 Consequences.............................. S-13
                  United States Holders.................... S-14
                  Non-U.S. Holders......................... S-18
                  Information Reporting and Backup
                    Withholding............................ S-19
               ERISA Considerations........................ S-20
                  General.................................. S-20
                  Prohibited Transactions.................. S-20
               Supplemental Plan of Distribution........... S-21
               Legal Matters............................... S-22

                                  Prospectus

                  About This Prospectus...................  1
                  Where You Can Find More Information.....  1
                  Forward-Looking Statements..............  2
                  Marshall & Ilsley Corporation...........  2
                  Use of Proceeds.........................  2
                  Ratio of Earnings to Fixed Charges......  3
                  Description of Debt Securities..........  3
                  Book-Entry Securities................... 11
                  Certain United States Federal Income Tax
                    Consequences.......................... 13
                  Plan of Distribution.................... 21
                  Legal Matters........................... 22
                  Experts................................. 23

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================================================================================


                                 $500,000,000

[LOGO] M&I(R)

                         Marshall & Ilsley Corporation

                                  MiNotes/SM/

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                       Purchasing Agent and Lead Manager

                           A.G. Edwards & Sons, Inc.

                                    Agents

                             Robert W. Baird & Co.

                             Prudential Securities

                             UBS PaineWebber Inc.


                                  May 3, 2002

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